UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 24, 2003

PROLONG INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-22803	74-2234246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Thomas, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 587-2700

Not applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure

On December 1, 2003, Prolong International Corporation (the “Company”) announced that it completed a private placement involving the sale of $2,500,000 in aggregate principal amount of Secured Promissory Notes of Prolong Super Lubricants, Inc. and the issuance of warrants to purchase an aggregate of 5,957,918 shares of common stock of the Company for a purchase price of $0.06 per share.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The Company is required to prepare and file with the Securities and Exchange Commission a registration statement for the purpose of registering under the Securities Act of 1933, all of the shares of common stock issuable upon exercise of the warrants issued in the private placement.

This announcement is not an offer to sell securities of the Company, and any opportunity to participate in the private placement was available to a very limited group of investors.

The press release describing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)     Exhibits. The following exhibit is filed as part of this report:

Exhibit Number     Description

    99.1                   Press Release dated December 1, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLONG INTERNATIONAL CORPORATION

December 2, 2003	By:	/s/ NICOLAAS ROSIER

Nicolaas Rosier, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 1, 2003.